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                                                                     EXHIBIT 8.1

                    SCHEDULE OF OUR SIGNIFICANT SUBSIDIARIES

      Our principal subsidiaries, associates and affiliates, as at June 30, 2002 are outlined below:

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
                                                          COUNTRY OF             %             PRINCIPAL
                                                         INCORPORATION        HOLDING          ACTIVITY
                                                         -------------        -------       ----------------
PRINCIPAL SUBSIDIARIES

Fletcher Challenge Forests Industries Limited                 NZ                100         Forestry
Fletcher Challenge Forests Finance Limited                    NZ                100         Funding
Fletcher Challenge Forests (Japan) K.K.                      Japan              100         Lumber Marketing
Fletcher Challenge Forests (Manufacturing) Limited            NZ                100         Lumber
Fletcher Challenge Forests New Zealand Limited                NZ                100         Holding Company
Fletcher Challenge Forests USA Inc                            USA               100         Lumber Marketing
Fletcher Challenge Limited                                    NZ                100         Holding Company
Tarawera Forests Limited                                      NZ                 82         Forestry
Woodlink Limited                                              NZ                100         Lumber

ASSOCIATES AND AFFILIATES
American Wood Moulding LLC                                    USA               50          Distribution
Central North Island Forest Partnership (in                   NZ                50          Forestry
receivership)
The Empire Company                                            USA               33          Distribution
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